As filed with the Securities and Exchange Commission on January 27, 2000
                                                      Registration No. 333-93943
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                  NYFIX, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
--------------------------------------------------------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)
                                   06-1344888
--------------------------------------------------------------------------------
                                  (IRS Employer
                             Identification Number)

                           ---------------------------


                                333 Ludlow Street
                           Stamford, Connecticut 06902
--------------------------------------------------------------------------------
                        (Address and telephone number of
                    Registrant's Principal Executive Offices)

                           ---------------------------


                               Richard A. Castillo
                             Chief Financial Officer
                                   NYFIX, Inc.
                                333 Ludlow Street
                           Stamford, Connecticut 06902
                       (Name, Address and Telephone Number
                              of Agent for Service)

                                    Copy to:

                             Adam W. Finerman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                           ---------------------------

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by NYFIX, Inc. on December 30, 1999 (Registration No. 333-93943) is being filed to include a legal opinion pursuant to Rule 462(d) under the Securities Exchange Act of 1934, as amended.

         The Prospectus which forms a part of this Post-Effective Amendment No. 1 is identical to the Prospectus included in the Registration Statatment as filed with the Commission on December 30, 1999, which Prospectus is not separately included in this Post-Effective Amendment No. 1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:


SEC Registration Fee......................                  $9,190.29
Accounting Fees and Expenses..............                   3,000.00
Legal Fees and Expenses...................                  15,000.00
Blue Sky Fees and Expenses................                   2,000.00
Miscellaneous Expenses....................                   5,169.71
                                                            ---------
Total.....................................                 $34,360.00
                                                           ==========


Item 15.          Indemnification of Directors and Officers

                  Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

                  The Company's by-laws provide that every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives shall be indemnified and held harmless from and against (a) any liability and all costs, charges and expenses that he sanctions or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Company.

                  The Company maintains a $1,000,000 directors and officers liability insurance policy.


Item 16.          Exhibits.

                  Exhibit Index

Exhibit

         3.1 Articles of Incorporation of NYFIX, Inc. (Exhibit 3.1 to Registrant's Form 10 filed March 5, 1993)
         3.2 By-Laws of NYFIX, Inc. (Exhibit 3.2 to Registrant's Form 10 filed March 5, 1993)
        *3.3      Certificate  of  Amendment  to  Articles of  Incorporation  of
                  NYFIX, Inc.

         4.1      Certificate  of  Designation  of  Series  A  Preferred   Stock
                  (Exhibit 4.1 to Registrant's Form 10 filed March 5, 1993)
         4.2      Specimen  -  Common  Stock  Certificate  (Exhibit  4.2  to the
                  Registrant's  Annual  Report on Form 10K for the  fiscal  year ended December 31, 1993).
         4.3      Rights Agreement,  dated as of September 1, 1997,  between the
                  Registrant and Chase Mellon Shareholder  Services,  L.L.C., as
                  Rights  Agent  (Exhibit 1 to the  Registrant's  Form 8-A filed
                  September 10, 1997).
         4.4      First Amendment to Rights  Agreement,  dated as of October 25,
                  1999,  between  Trinitech  Systems,   Inc.  and  Chase  Mellon
                  Shareholder  Services,  L.L.C.  (Exhibit 3 to the Registrant's
                  Form 8-A/A filed October 25, 1999).
        **5.1     Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
        *23.1     Consent of Independent Public Accountants
       **23.2     Consent of Olshan  Grundman  Frome  Rosenzweig  & Wolosky  LLP
                  (included in Exhibit 5.1)
        *24.1     Powers of  Attorney  (included  on the  signature  page of the
                  Registration Statement, as originally filed)

-------------------------------
         * previously filed
         ** filed herewith

Item 17.          Undertakings

         The undersigned registrant hereby undertakes:

         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on this 26th of January, 2000.

                                  NYFIX, INC.


                                  By: /s/ Richard A. Castillo
                                      -----------------------------------
                                      Name:  Richard A. Castillo
                                      Title: Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                 Title                    Date

 *                           Chairman of the Board              January 26, 2000
--------------------------   (Principal Executive Officer)
Peter Kilbinger Hansen

 *                           Chief Financial Officer            January 26, 2000
--------------------------   (Principal Accounting Officer)
Richard A. Castillo

 *                           Director                           January 26, 2000
-------------------------
Dr. John H. Chapman

 *                           Director                           January 26, 2000
-------------------------
Craig M. Shumate

 *                           Director                           January 26, 2000
-------------------------
Carl E. Warden


   *  By:  /s/ Richard A. Castillo
           -----------------------
           Richard A. Castillo
           Attorney-in-fact

                                  Exhibit Index

Exhibit

         3.1      Articles  of  Incorporation  of NYFIX,  Inc.  (Exhibit  3.1 to
                  Registrant's Form 10 filed March 5, 1993)
         3.2      By-Laws of NYFIX,  Inc.  (Exhibit 3.2 to Registrant's  Form 10
                  filed March 5, 1993)
        *3.3      Certificate  of  Amendment  to  Articles of  Incorporation  of
                  NYFIX, Inc.
         4.1      Certificate  of  Designation  of  Series  A  Preferred   Stock
                  (Exhibit 4.1 to Registrant's Form 10 filed March 5, 1993)
         4.2      Specimen  -  Common  Stock  Certificate  (Exhibit  4.2  to the
                  Registrants'  Annual  Report on Form 10K for the  fiscal  year ended December 31, 1993).
         4.3      Rights Agreement,  dated as of September 1, 1997,  between the
                  Registrant and Chase Mellon Shareholder  Services,  L.L.C., as
                  Rights  Agent  (Exhibit 1 to the  Registrant's  Form 8-A filed
                  September 10, 1997).
         4.4      First Amendment to Rights  Agreement,  dated as of October 25,
                  1999,  between  Trinitech  Systems,   Inc.  and  Chase  Mellon
                  Shareholder  Services,  L.L.C.  (Exhibit 3 to the Registrant's
                  Form 8-A/A filed October 25, 1999).
       **5.1      Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
       *23.1      Consent of Independent Public Accountants
      **23.2      Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP
                  (included in Exhibit 5.1)
       *24.1      Powers of  Attorney  (included  on the  signature  page of the
                  Registration Statement, as originally filed)

-------------------------------
         * previously filed
         ** filed herewith